Exhibit 99.1

CONTACT:	Michael Berman
(312) 279-1496
ELS REPORTS FIRST QUARTER RESULTS
Strong Core Performance
          Equity LifeStyle Properties, Inc. (NYSE: ELS) announced results for the quarter ended March 31, 2007.
     a)  Financial Results
          For the first quarter of 2007, Funds From Operations (“FFO”) were $31.5 million, or $1.04 per share on a fully-diluted basis, compared to $27.5 million, or $0.91 per share on a fully-diluted basis, for the same period in 2006. Net income available to common stockholders totaled $16.2 million, or $0.66 per share, on a fully-diluted basis for the quarter ended March 31, 2007. This compares to net income available to common stockholders of $10.1 million, or $0.42 per share on a fully-diluted basis, for the first quarter of 2006. See the attachment to this press release for a reconciliation of FFO and FFO per common share to net income and net income per common share, respectively, the most directly comparable GAAP measures.
     b)  Portfolio Performance
          First quarter 2007 property operating revenues were $100.6 million, compared to $90.2 million in the first quarter of 2006. For the quarter ended March 31, 2007, our Core1 property operating revenues increased approximately 6.0 percent, while Core property operating expenses increased approximately 4.7 percent, over the same period in 2006. Net Core income from property operations increased approximately 6.9 percent as compared to the same period last year.
          For the quarter ended March 31, 2007, the Company had 108 new home sales (excluding 14 third-party dealer sales), an approximate 18.2 percent decrease as compared to the quarter ended March 31, 2006. Gross revenues from home sales were approximately $9.1 million for the first quarter of 2007, compared to approximately $11.9 million for the first quarter of 2006. Our income from home sales and other was approximately $0.8 million for the quarter ended March 31, 2007, compared to $1.6 million for the same period last year.

[1]	Properties we owned for the same period in both years.

     c)  Asset-related Transactions
          During the quarter ended March 31, 2007, we acquired the remaining 75 percent interest in a joint venture property known as Mesa Verde, which is a 345-site resort property on approximately 28 acres in Yuma, Arizona. The gross purchase price was approximately $5.9 million, and we assumed a first mortgage loan of approximately $3.5 million with an interest rate of 4.94 percent per annum, maturing in 2008.
          We currently have four all-age properties held for disposition and are in various stages of negotiations for sale. We plan to reinvest our sale proceeds or reduce our outstanding lines of credit with the sale proceeds.
     d)  Balance Sheet
          Our average long-term secured debt balance was approximately $1.6 billion for the quarter ended March 31, 2007, with a weighted average interest rate, including amortization, of approximately 6.1 percent per annum. Our unsecured debt balance currently consists of approximately $94 million on our lines of credit, which have a current availability of approximately $181 million. Interest coverage was approximately 2.4 times in the quarter ended March 31, 2007.
          During the first quarter of 2007, our $12.3 million loan receivable from Privileged Access that was scheduled to mature in April 2007 was refinanced. We received a principal repayment of $7.3 million and have a remaining note receivable balance of $5.0 million earning interest at LIBOR plus 5.75 percent per annum. Our note receivable is subordinate to a new $5.0 million loan that Privileged Access obtained from a bank. Both loans mature in three years.
     e)  Guidance
          ELS management continues to project 2007 FFO per share on a fully-diluted basis to be in the range of $2.95 to $3.05. The Company expects to incur approximately $0.8 million of costs in the second quarter of 2007 related to an April 2007 trial regarding the Company’s lawsuit challenging a municipal rent control ordinance.
          Factors impacting 2007 guidance include i) the mix of site usage within the portfolio; ii) yield management on our short-term resort sites; iii) scheduled or implemented rate increases; and iv) occupancy changes. Results for 2007 also may be impacted by, among other things i) continued competitive housing options and new home sales initiatives impacting occupancy levels at certain properties; ii) variability in income from home sales operations, including anticipated expansion projects; iii) potential effects of uncontrollable factors such as hurricanes; iv) potential acquisitions, investments and dispositions; v) changes in interest rates; and vi) continued initiatives regarding rent control legislation in California and related legal fees. Quarter-to-quarter results during the year are impacted by the seasonality at certain of the properties.
          This news release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as “anticipate,” “expect,” “believe,” “project,” “intend,” “may be” and “will be” and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, including, but not limited to:

•	in the age-qualified properties, home sales results could be impacted by the ability of potential homebuyers to sell their existing residences as well as by financial markets volatility;

•	in the all-age properties, results from home sales and occupancy will continue to be impacted by local economic conditions, lack of affordable manufactured home financing, and competition from alternative housing options including site-built single-family housing;

•	our ability to maintain rental rates and occupancy with respect to properties currently owned or pending acquisitions;

•	our assumptions about rental and home sales markets;

•	the completion of pending acquisitions and timing with respect thereto;

•	the effect of interest rates; and

•	other risks indicated from time to time in our filings with the Securities and Exchange Commission.
These forward-looking statements are based on management’s present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.
          Equity LifeStyle Properties, Inc. owns or has an interest in 310 quality properties in 30 states and British Columbia consisting of 112,865 sites. We are a self-administered, self-managed, real estate investment trust (REIT) with headquarters in Chicago.
          A live webcast of Equity LifeStyle Properties, Inc.’s conference call discussing these results will be available via the Company’s website in the Investor Info section at www.equitylifestyle.com at 10:00 a.m. Central Time on April 17, 2007.
###
          Tables follow

Equity LifeStyle Properties, Inc.
Selected Financial Data
(Unaudited)

(Amounts in thousands except for per share data)

	Quarters Ended
	March 31,	March 31,
	2007	2006

Property Operations:
Community base rental income	$58,799	$55,331
Resort base rental income	31,721	26,748
Utility and other income	10,100	8,138

Property operating revenues	100,620	90,217

Property operating and maintenance	31,189	27,634
Real estate taxes	7,358	6,593
Property management	4,658	4,851

Property operating expenses	43,205	39,078

Income from property operations	57,415	51,139

Home Sales Operations:
Gross revenues from inventory home sales	9,107	11,932
Cost of inventory home sales	(8,117)	(10,311)

Gross profit from inventory home sales	990	1,621
Brokered resale revenues, net	493	657
Home selling expenses	(2,251)	(2,473)
Ancillary services revenues, net	1,540	1,806

Income from home sales and other	772	1,611

Other Income and Expenses:
Interest income	537	286
Income from other investments, net	4,966	4,503
Equity in income of unconsolidated joint ventures	1,685	1,751
General and administrative	(3,671)	(3,223)
Rent control initiatives	(436)	(94)

Operating income (EBITDA)	61,268	55,973

Interest and related amortization	(25,793)	(24,596)
Income from discontinued operations	120	289
Depreciation on corporate assets	(110)	(110)
Income allocated to Preferred OP Units	(4,031)	(4,030)

Funds from operations (FFO)	$31,454	$27,526

Depreciation on real estate	(15,624)	(14,353)
Depreciation on unconsolidated joint ventures	(366)	(447)
Depreciation on discontinued operations	—	(21)
Gain on sale of properties	4,586	—
Income allocated to Common OP Units	(3,890)	(2,632)

Net Income available to Common Shares	$16,160	$10,073

Net income per Common Share — Basic	$0.68	$0.43
Net income per Common Share — Fully-Diluted	$0.66	$0.42

FFO per Common Share — Basic	$1.05	$0.93
FFO per Common Share — Fully-Diluted	$1.04	$0.91

Average Common Shares — Basic	23,910	23,331
Average Common Shares and OP Units — Basic	29,881	29,538
Average Common Shares and OP Units — Fully-Diluted	30,351	30,180

Equity LifeStyle Properties, Inc.
(Unaudited)

	As of	As of
	March 31,	December 31,
Total Common Shares and OP Units Outstanding:	2007	2006

Total Common Shares Outstanding	24,310,907	23,928,652
Total Common OP Units Outstanding	5,841,438	6,090,068

Selected Balance Sheet Data: ($ in 000s)	March 31,	December 31,
	2007	2006

Total real estate, net	$1,894,598	$1,901,651
Cash and cash equivalents	$0	$1,605
Total assets	$2,044,165	$2,055,831

Mortgage notes payable	$1,586,329	$1,586,012
Unsecured debt	$96,400	$131,200
Total liabilities	$1,765,248	$1,795,919
Minority interest	$215,913	$212,794
Total stockholders’ equity	$63,004	$47,118

Manufactured Home Site Figures and Occupancy Averages: (1)	Quarters Ended
	March 31,	March 31,
	2007	2006

Total Sites	44,152	42,990
Occupied Sites	39,970	38,797
Occupancy %	90.5%	90.2%
Monthly Base Rent Per Site	$490	$475
Core Monthly Base Rent Per Site*	$496	$476

*	March 31, 2006 Core Monthly Base Rent Per Site revised from original press release dated April 16, 2007.

Home Sales: (1)	Quarters Ended
($ in 000s)	March 31,	March 31,
	2007	2006

New Home Sales Volume (2)	122	146
New Home Sales Gross Revenues	$8,499	$11,337

Used Home Sales Volume (3)	83	76
Used Home Sales Gross Revenues	$608	$595

Brokered Home Resale Volume	299	367
Brokered Home Resale Revenues, net	$493	$657

(1)	Results of continuing operations.
(2)	Quarters ended March 31, 2007 and 2006 include 14 and 14 third-party dealer sales, respectively.
(3)	Quarters ended March 31, 2007 and 2006 include 11 and zero third-party dealer sales, respectively.

Equity LifeStyle Properties, Inc
(Unaudited)
Summary of Total Sites as of March 31, 2007:

Sites

Community sites (1)	45,700
Resort sites:
Annuals	19,000
Seasonal	8,100
Transient	8,800
Membership (2)	24,100
Joint Ventures (3)	7,200

112,900

(1)	Includes 1,581 sites from discontinued operations.
(2)	All sites are currently leased to Privileged Access.

(3)	Joint venture income is included in equity in income of unconsolidated joint ventures.

Funds available for distribution (FAD): ($ in 000s except for per share data)	Quarters Ended
	March 31,	March 31,
	2007	2006

Funds from operations	$31,454	$27,526
Non-revenue producing improvements to real estate	(2,614)	(2,659)

Funds available for distribution	$28,840	$24,867

FAD per Common Share — Basic	$0.97	$0.84
FAD per Common Share — Fully Diluted	$0.95	$0.82

Earnings and FFO per share guidance on a fully-diluted basis
(unaudited)

	Full Year 2007
	Low	High

Projected net income per common share	$0.80	$0.88
Projected depreciation	2.11	2.11
Projected gain on sale of properties	(0.15)	(0.15)
Projected income allocated to Common OP Units	0.19	0.21

Projected FFO available to common shareholders	$2.95	$3.05

     “Funds from Operations (“FFO”) is a non-GAAP financial measure. The Company believes FFO, as defined by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), to be an appropriate measure of performance for an equity REIT. While FFO is a relevant and widely used measure of operating performance for equity REITs, it does not represent cash flow from operations or net income as defined by GAAP, and it should not be considered as an alternative to these indicators in evaluating liquidity or operating performance.
     FFO is defined as net income, computed in accordance with GAAP, excluding gains or losses from sales of properties, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. The Company believes that FFO is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that by excluding the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and among other equity REITs. The Company computes FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. Funds available for distribution (“FAD”) is a non-GAAP financial measure. FAD is defined as FFO less non-revenue producing capital expenditures. Investors should review FFO and FAD, along with GAAP net income and cash flow from operating activities, investing activities and financing activities, when evaluating an equity REIT’s operating performance. FFO and FAD do not represent cash generated from operating activities in accordance with GAAP, nor do they represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of our financial performance, or to cash flow from operating activities, determined in accordance with GAAP, as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions.”